UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

Secured Digital Storage Corporation
(Exact Name of Registrant as Specified in Its Charter)

New Mexico	0-9500	85-0280415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Butterfield Road, Suite 1050, Downers Grove, IL 60515
(Address of Principal Executive Offices, Including Zip Code)

(630) 271-8590
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2008, Secured Digital Storage Corporation, a New Mexico corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among the Company and the limited number of accredited investor purchasers being a party thereto. Pursuant to the Purchase Agreement, the Company agreed to sell 2,681,375 shares of its common stock, and the purchase price per share of common stock was $0.80. The aggregate consideration paid to the Company was $2,145,100. The transactions contemplated pursuant to the Purchase Agreement were consummated on April 22, 2008 (the “Closing Date”). The description of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

With respect to each issuance outlined in this Item 3.02, unless otherwise stated, the Company relied upon exemptions contained in Section 4(2) and/or in Regulation D promulgated under the Securities Act of 1933, as amended, to make such issuance.

Pursuant to the terms of the Purchase Agreement, as forth in Item 1.01 and incorporated herein by reference, on April 22, 2008, the Company issued to the purchasers 2,681,375 shares of its common stock, at a price of $0.80 per share (the “Shares”). The aggregate consideration paid to the Company by the purchasers of the Shares was $2,145,100.

The Shares are unregistered, restricted stock, and have no registration rights.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The directors of the Company adopted an amended and restated Code of Ethics which will govern the conduct of the Company’s officers. The adoption of the new code of ethics did not result in any waiver, explicit or implicit, of any provision of the Company's previous code of ethics. The purposes of the Amendments were to update and clarify the Code of Ethics. A copy of the Code of Ethics is attached to this Current Report on Form 8-K as Exhibit 14.1, and is incorporated by reference into this Item 5.05.

Item 8.01 Other Events.

The Company has recently issued 6,072,500 shares of its common stock in connection with recent exercises of warrants previously disclosed and outstanding. The Company received proceeds of $72,000 in connection with such exercise of warrants.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibit

Exhibit No.	Description

10.1	Share Purchase Agreement dated as of April 22, 2008 entered into by and among the Company and certain purchasers.

14.1	Code of Ethics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Digital Storage Corporation

Dated: April 28, 2008	By:	/s/ William M. Lynes
William M. Lynes,
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Share Purchase Agreement dated as of April 22, 2008 entered into by and among the Company and certain purchasers.

14.1	Code of Ethics.